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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): October 30, 2002



                            Neose Technologies, Inc.

                 (Exact name of issuer as specified in charter)



             DELAWARE                    0-27718              13-3549286
         (State or Other               (Commission         (I.R.S. Employer
           Jurisdiction                   file              Identification
        of Incorporation or              number)                Number)
           Organization)



                                102 Witmer Road,
                           Horsham, Pennsylvania 19044
                    (Address of principal executive offices)


                                 (215) 315-9000

              (Registrant's telephone number, including area code)

                                      -1-

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Item 5 -Other Events.

Amendment to Shareholder Rights Plan.

On October 18, 2002, the Board of Directors of Neose Technologies, Inc. (the "Company") approved an amendment to the Amended and Restated Rights Agreement between the Company and American Stock Transfer & Trust Company, as Rights Agent, effective as of December 3, 1998 (the "Rights Agreement"). The terms of the amendment are set forth in attached Amendment No. 3 to the Rights Agreement, dated October 30, 2002, which permits a specified significant stockholder to increase its percentage of beneficial ownership in the Company to more than 15%, but less than 25%, without being deemed an Acquiring Person under the Rights Agreement.

The Board also approved an agreement with the specified stockholder related to the amendment to the Rights Plan, which is generally described in the attached press release.

Item 7 - Financial Statements, Pro Forma Financial Information and Exhibits.

      (a)   Financial Statements of Businesses Acquired: None

      (b)   Pro Forma Financial Information: None

      (c) Exhibits: Reference is made to the Exhibit Index annexed hereto and made a part hereof.

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                                   Signatures


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                       Neose Technologies, Inc.


Date: October 31, 2002                 By: /s/ C. Boyd Clarke
                                           -------------------------------------
                                           C. Boyd Clarke
                                           President and Chief Executive Officer

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                                Index to Exhibits

Exhibit No.    Description
-----------    -----------

4.1 Amendment No. 3 dated October 30, 2002 to the Amended and Restated Rights Agreement dated as of December 3, 1998, between Neose Technologies, Inc. and American Stock Transfer & Trust Company, as Rights Agent.

99.1           Press Release issued on November 1, 2002 by Neose Technologies,
               Inc.

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